Exhibit 99.1

Contacts: Robert Lewey, President
Integrated Electrical Services, Inc.
713-860-1500

FOR IMMEDIATE RELEASE

INTEGRATED ELECTRICAL SERVICES ACQUIRES STR MECHANICAL

HOUSTON — April 27, 2016 — Integrated Electrical Services, Inc. (or “IES”) (NASDAQ: IESC) today announced that a wholly-owned subsidiary of IES has acquired 80% of the membership interests in STR Mechanical, LLC (“STR”), a Charlotte, North Carolina-based provider of commercial and industrial mechanical services, including maintenance, repair, and replacement services, and temperature control system installations. Keith Moore will remain in his role as CEO of STR, and Chris Landreth will remain in his role as President of STR, and each will continue to manage STR’s day-to-day operations. Mr. Moore and Mr. Landreth also will retain the total remaining interest in STR. STR will operate within IES’s Commercial & Industrial segment and will continue to operate under the STR Mechanical name.

“We are pleased to have Keith, Chris and STR’s dedicated employees join IES,” said Tom Santoni, President of IES’s Commercial & Industrial segment. “STR’s focus on providing comprehensive mechanical maintenance services to its customers, often through preventative maintenance agreements, should diversify IES’s revenue sources and enhance our capabilities. We look forward to working with Keith and Chris to expand STR’s specialized mechanical maintenance services, including through additional acquisitions.”

Keith Moore, CEO of STR, added, “Becoming part of IES was a natural process to assist STR in achieving its growth goals. Since its inception, STR has differentiated itself by building a focused mechanical maintenance services platform and offering outstanding value to our customers. In joining IES we have found a partner that not only allows us to continue as owners and managers, but who will also support STR in achieving our growth objectives.”

Robert Lewey, President of IES, added, “Our long-term investment horizon at IES and flexibility of transaction structures allows us to provide a more attractive alternative than private equity for owners who want to retain an equity position in their business. Sellers can benefit from IES’s substantial balance sheet and liquidity to grow their business, and can monetize their retained interest in a mutually agreed upon time frame. Attracting proven managers like Keith and Chris to IES and providing a long-term home for family-owned businesses like STR are key tenets of our acquisition strategy.”

ABOUT INTEGRATED ELECTRICAL SERVICES, INC.

IES is a holding company that owns and manages diverse operating subsidiaries, comprised of providers of industrial infrastructure services to a variety of end markets. Our over 3,100 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

ABOUT IES COMMERCIAL & INDUSTRIAL

IES’s Commercial & Industrial segment provides electrical design, construction, and maintenance services to the commercial and industrial markets in various regional markets and nationwide in certain areas of expertise, such as the power infrastructure market. For more information about IES Commercial & Industrial, please visit www.iesci.net.

ABOUT STR MECHANICAL

STR Mechanical provides commercial and industrial mechanical services, including maintenance, repair, and replacement services, and temperature control system installations. For more information about STR, please visit www.strmechanical.com.

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction, seasonality and differing regional economic conditions; and our ability to successfully manage projects., as well as other risk factors discussed in this document and in the Company’s annual report on Form 10-K for the year ended September 30, 2015. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about Integrated Electrical Services, Inc. can be found at http://www.ies-co.com under “Investors.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.